                                                                        Exh. 4.7



--------------------------------------------------------------------------------


                           USN COMMUNICATIONS, INC.


                      14% SENIOR DISCOUNT NOTES DUE 2003


--------------------------------------------------------------------------------

                         SUPPLEMENTAL INDENTURE NO. 2

                          Dated as of August 18, 1997

--------------------------------------------------------------------------------

                        HARRIS TRUST AND SAVINGS BANK,

                                    Trustee

--------------------------------------------------------------------------------

     SUPPLEMENTAL INDENTURE NO. 2, dated as of August 18, 1997 (the "Supplement"), to the Indenture, dated as of September 30, 1996, as supplemented on March 17, 1997 (as supplemented, the "Indenture"), between USN COMMUNICATIONS, INC. (formerly, United USN, Inc.), a Delaware corporation (the "Company"), having its principal office at 10 South Riverside Plaza, Suite 401, Chicago, Illinois 60606-3709, and HARRIS TRUST AND SAVINGS BANK, as trustee hereunder (the "Trustee"), having its Corporate Trust Office at 311 West Monroe, Chicago, Illinois 60606. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

                            RECITALS OF THE COMPANY

     WHEREAS, the Company and the Trustee have entered into the Indenture pursuant to which the Company has issued $48,500,000 aggregate principal amount at Stated Maturity of its 14% Senior Discount Notes due 2003 (the "Senior Notes");

     WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes, may enter into one or more indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders, subject to certain exceptions;

     WHEREAS, all acts and things prescribed by the Indenture and by law necessary to make this Supplement a valid instrument legally binding on the Company and the Trustee, in accordance with its terms, have been duly done and performed; and

     WHEREAS, all conditions precedent to amend or supplement the Indenture have been met, including, without limitation, receipt of the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes.

     NOW, THEREFORE, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Senior Notes, to the deletions, amendments and modifications set forth below which will become operative pursuant to the terms hereof.

                                  ARTICLE 1.

                                  AMENDMENTS

          Section 1.01. Deletions, Amendments and Modifications to Article I.

          (a) The following terms are inserted in Section 1.01 of the Indenture as new definitions.

               ""Consent Agreement" means the Consent Agreement, dated as of August 12, 1997, by and among the Company, Merrill Lynch Global Allocation Fund, Inc. and Merrill Lynch Equity/Convertible Series (Global Allocation Portfolio)."

               ""New Convertible Note Asset Sale Offer" means an "Asset Sale Offer" as defined in and made pursuant to the provisions of the New Convertible Note Indenture."

               ""New Convertible Note Indenture" means the indenture, to be dated the date of issuance of the New Convertible Notes, if issued, between the Company and the New Convertible Note Trustee, as amended and supplemented from time to time."

               ""New Convertible Note Trustee" means the trustee to be appointed, if applicable, under the New Convertible Note Indenture and any successor appointed in accordance with the terms thereof."

               ""New Convertible Notes" means a new issue of 9% convertible subordinated notes in an amount yielding $10 million in proceeds to the Company to be issued by the Company pursuant to the New Convertible Note Indenture, if applicable, pursuant to the exercise by certain Persons of an option to purchase such notes pursuant to the Consent Agreement."

               ""New Senior Note Asset Sale Offer" means an "Asset Sale Offer" as defined in and made pursuant to the provisions of the New Senior Note Indenture."

               ""New Senior Note Guarantees" means a guarantee of payment of the New Senior Notes in the form of a supplemental indenture to the New Senior
     Note Indenture to be executed and delivered pursuant to the New Senior Note Indenture."

               ""New Senior Note Indenture" means the Indenture to be entered into between the Company and Harris Trust and Savings Bank, as trustee thereunder, relating to the New Senior Notes, as amended and supplemented from time to time."

               ""New Senior Note Trustee" means Harris Trust and Savings Bank, as trustee under the New Senior Note Indenture and any successor appointed in accordance with the terms thereof."

               ""New Senior Notes" means up to $152,800,000 aggregate principal amount at stated maturity of senior notes to be issued pursuant to the New Senior Note Indenture and up to $52,000,000 aggregate principal amount at stated maturity of additional New Senior Notes that may be issued pursuant to the New Senior Note Indenture upon the exchange of Senior Notes, in whole but not in part, by the holders thereof, for New Senior Notes pursuant to the Consent Agreement."

          (b) The definition of "Cash Proceeds" is hereby replaced in its entirety with the following:

          ""Cash Proceeds" means, with respect to any Asset Sale or issuance or sale of Capital Stock by any Person, the aggregate consideration received in respect of such sale or issuance by such Person in the form of cash or Eligible Cash Equivalents; provided that with regard to an Asset Sale, any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes or Senior Note Guarantees, if any, or the New Senior Notes or New Senior Note Guarantees, if any) which are assumed by the transferee of any such assets and from which the Company and such Restricted Subsidiary are completely released shall be deemed Cash Proceeds."

          (c) The definition of "Indebtedness" is hereby replaced in its entirety by the following:

          ""Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property, assets or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings, and for which adequate reserves are being maintained on the books of the Company in accordance with GAAP), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) the notional amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of the Senior Notes, New Senior Notes, Convertible Notes or New Convertible Notes, if any, as the case may be, outstanding at any date, the amount of such Senior Notes shall be the Accreted Value thereof as of such date, the amount of such New Senior Notes shall be the "Accreted Value" thereof (as defined in, and determined pursuant to, the New Senior Note Indenture), the amount of such Convertible Notes shall be the "Accreted Value" thereof (as defined in, and determined pursuant to, the Convertible Note Indenture), and the amount of such New Convertible Notes shall be the "Accreted Value" thereof (as defined in, and determined pursuant to, the New Convertible Note Indenture) unless cash interest has commenced to accrue pursuant to the terms of the Senior Notes and the Senior Note Indenture, the New Senior Notes and the New Senior Note Indentures, the Convertible Notes and the Convertible Note Indenture or the New Convertible Notes and the New Convertible Note Indenture, as the case may be, in which case the amount of the Senior Notes, the New Senior Notes, the Convertible Notes or the New Convertible Notes, as the case may be, outstanding will be the aggregate principal amount thereof at Stated Maturity; provided, further, that for purposes of calculating the amount of any non-interest bearing or other discount security (other than the Senior Notes, the New Senior Notes, the Convertible Notes or the New Convertible Notes), such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof."

          (d) The definition of "Pari Passu Indebtedness" is hereby replaced in its entirety by the following:

          ""Pari Passu Indebtedness" means any Indebtedness (secured or unsecured) of the Company or any Guarantor or New Senior Note Guarantor that ranks pari passu in right of payment with the Senior Notes, the Senior Note Guarantees, the New Senior Notes or the New Senior Note Guarantees, as applicable."

          (e) The Definition of "Restricted Payment" is hereby replaced in its entirety by the following:

          ""Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared or paid to any Person other than to the Company or any Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Company or such Restricted Subsidiary (and other than pro rata dividends, distributions or payments declared or paid on the Common Stock of USN Solutions to any Person not otherwise an Affiliate of the Company holding such Common Stock as a result of the exercise of the USN Solutions Option; provided that the Company shall receive pro rata dividends, distributions or payments at the same time and in the same form and composition of consideration as the dividends, distributions or payments paid to such minority stockholders), (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary of the Company) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary of the Company, (iii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Senior Notes, any Senior Note Guarantees, the New Senior Notes or any New Senior Note Guarantees, as applicable, or the Convertible Notes or any guarantees contained in the Convertible Note Indenture and, if issued, the New Convertible Notes or any guarantees contained in the New Convertible Note Indenture or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment."

          (f) Section 1.03(g) is hereby amended and modified to read in its entirety as follows:

               "(g) when used with respect to the Senior Notes, the New Senior Notes, the Convertible Notes or the New Convertible Notes, if any, the term "principal amount" shall mean the principal amount thereof at the Stated Maturity of such principal amount; and "

          Section 1.012.  Deletions, Amendments and Modifications to Article
III.

          The second paragraph of Section 3.07 is hereby amended and modified to read in its entirety as follows:

          "Notwithstanding the foregoing, in the event that on or prior to September 30, 1999, the Company consummates one or more Public Equity Offerings of its Common Stock or issues or sells Qualified Stock of the Company to a Strategic Investor, in each case in an aggregate amount equal to or exceeding $40,000,000, up to a maximum of 25 percent (except as set forth below) of the aggregate principal amount at Stated Maturity of the Senior Notes will be redeemable at the option of the Company out of the net proceeds of such sale or sales to the extent that such proceeds consist of cash or cash equivalents. Such Senior Notes will be redeemable on not less than 30 nor more than 60 days' prior notice at a Redemption Price equal to 114 percent of the Accreted Value of the Senior Notes to be redeemed on the Redemption Date plus accrued and unpaid interest, if any, and Special Interest, if any, to the Redemption Date. Any such redemption shall occur within 90 days after (but not before) such sale or last such sale in the case of a series of related transactions; provided that immediately after giving effect to such redemption not less than 75 percent of the aggregate principal amount at Stated Maturity of the Senior Notes originally issued remain outstanding. Notwithstanding anything to the contrary contained in this paragraph, the Company shall, prior to September 30, 1999, repurchase, at the option of the Holders of Senior Notes, up to a maximum of 35% of the aggregate principal amount at Stated Maturity of the Senior Notes, at a Redemption Price of 114.63% of the Accreted Value, plus accrued and unpaid interest, if any, to the Redemption Date (or such higher "Redemption Price" as is provided for in the Old Senior Note Indenture), on a pro rata basis together with the holders of the New Senior Notes, in any redemption of New Senior Notes pursuant to any comparable provisions contained in the New Senior Note Indenture; provided, that immediately after giving effect to such repurchase not less than 65% of the aggregate principal amount at Stated Maturity of the Senior Notes originally issued remain outstanding. The Company shall provide written notice to the Holders of the Senior Notes in the event it intends to redeem New Senior Notes following a Public Equity Offering as permitted by the New Senior Note Indenture, offering to repurchase a pro rata portion of the Senior Notes and such Holders shall notify the Company within five business days if they intend to participate in such repurchase on a pro rata basis together with the holders of the New Senior Notes as provided for herein."

          Section 1.013.  Deletions, Amendments and Modifications to Article IV.

          (a) Section 4.08(b)(ii) is hereby amended and modified to read in its entirety as follows:

               "(ii) apply an amount equal to such Net Cash Proceeds, or remaining Net Cash Proceeds to the permanent reduction of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary of the Company) that is pari passu in right of payment with the Senior Notes, the New Senior Notes, the Convertible Notes and, if issued, the New Convert ible Notes and which was secured by such assets transferred and which is required to be paid in whole or in part (which repayment, in the case of a revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder)."

          (b) Section 4.08(c) is hereby amended and modified to read in its entirety as follows:

          "(c) If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $5,000,000, the Company shall, within 30 days of the date on which such Excess Proceeds exceed $5,000,000, use such Excess Proceeds to make an offer, as described in Section 4.08(d) hereof (an "Asset Sale Offer"), (A) to purchase on a pro rata basis from all Holders of the Senior Notes and Holders of the New Senior Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to 100 percent of the Accreted Value of such Senior Notes on any Asset Sale Payment Date occurring prior to March 30, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, to the Asset Sale Payment Date, or 100 percent of the principal amount at Stated Maturity of such Senior Notes on any Asset Sale Payment Date occurring on or after March 30, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, to such Asset Sale Payment Date, with respect to Senior Notes, and 100 percent of the "Accreted Value" (as defined in the New Senior Note Indenture) of such New Senior Notes, on any Asset Sale Payment Date occurring prior to August 15, 2000, or 100 percent of the principal amount at Stated Maturity of such New Senior Notes on any Asset Sale Payment Date occurring on or after August 15, 2000, plus accrued and unpaid interest, if any and Special Interest (as defined in and determined pursuant to New Senior Note Indenture), if any, to such Asset Sale Payment Date, with respect to New Senior Notes, and (B) to the substantially concurrent repayment or redemption of Pari Passu Indebtedness (if any) if required by the instruments relating to such Pari Passu Indebtedness (which repayment or redemption, in the case of a revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder). The Excess Proceeds to be so applied may be applied such that the portion to be applied to the repayment or redemption of Pari Passu Indebtedness shall not exceed an amount equal to the product obtained by multiplying such Excess Proceeds by a fraction, the numerator of which is the outstanding principal amount of Pari Passu Indebtedness that, pursuant to the instruments relating thereto, is required to be repaid or redeemed with proceeds from such Asset Sale or Asset Sales and the denominator of which is the sum of the (i) aggregate principal amount of the Senior Notes and New Senior Notes then outstanding plus (ii) the aggregate principal amount of outstanding Pari Passu Indebtedness that, pursuant to the instruments relating thereto, is required to be repaid or redeemed with proceeds from such Asset Sale or Asset Sales."

          (c) Section 4.08(d)(i) is hereby amended and modified to read in its entirety as follows:

          "(i) that an Asset Sale Offer is being made pursuant to this Section 4.08, and that all Senior Notes and New Senior Notes that are properly tendered will be accepted for payment, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Asset Sale Purchase Price of all Senior Notes and New Senior Notes promptly tendered pursuant to the Asset Sale Offer (or in the case of a repurchase concurrently with the repayment or redemption of Pari Passu Indebtedness, such amount as is determined pursuant to Section 4.08(c) hereof);"

          (d) Section 4.09(b) is hereby amended and modified to read in its entirety as follows:

          "(b) The provisions of Section 4.09(a) hereof shall not apply to:

          (i) Indebtedness existing under the Credit Facility; provided that the aggregate principal amount of all such Indebtedness under the Credit Facility, when taken together with all Indebtedness of the Company then outstanding which was permitted to have been incurred under clause (xi) below, shall not exceed $45,000,000 at any one time outstanding, up to $30,000,000 of aggregate principal amount of which may be secured;

          (ii)   the Existing Indebtedness;

          (iii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to any of its respective Wholly-Owned Restricted Subsidiaries; provided that any such Indebtedness is junior and subordinate to the Senior Notes, Senior Note Guarantees, if any, the New Senior Notes and the New Senior Note Guarantees, if any, and such Indebtedness is held at all times by the Company or a Wholly-Owned Restricted Subsidiary of the Company;

          (iv) Indebtedness of any Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary of the Company;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Interest Hedging Obligations with respect to any floating rate Indebtedness that is permitted by this Section 4.09(b);

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness evidenced by the Senior Notes or Senior Note Guarantees, if any, or the New Senior Notes or the New Senior Note Guarantees, if any, pursuant to this Indenture or the New Senior Note Indenture, as applicable, and by the Convertible Notes or the New Convertible Notes, if any, or the guarantees of the Convertible Notes or the New Convertible Notes, if any, issued pursuant to the Convertible Note Indenture or the New Convertible Note Indenture, as applicable;

          (vii) Indebtedness in respect of performance, surety or appeal bonds provided by the Company in the ordinary course of business;

          (viii) Vendor Financing not to exceed an aggregate principal amount of $5,000,000 at any one time outstanding;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to refinance, repurchase, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness permitted pursuant to clauses (ii) or (vi) of this Section 4.09(b); provided that (1) the amount of such Refinancing Indebtedness shall not exceed the principal amount of, premium, if any, and accrued interest (and Special Interest on the Senior Notes, Special Interest (as defined in the New Senior Note Indenture) on the New Senior Notes, Special Interest (as defined in the Convertible Note Indenture) on the Convertible Notes and Special Interest (as defined in the New Convertible Note Indenture) on the New Convertible Notes, as applicable) on the Indebtedness so Refinanced (or if such Indebtedness was issued with original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith; (2) such Refinancing Indebtedness shall have a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; (3) such Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of the Indebtedness being Refinanced; (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Senior Notes, such Refinancing Indebtedness shall be subordinate in right of payment to the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being so Refinanced; and (5) no Restricted Subsidiary shall incur Refinancing Indebtedness to Refinance Indebtedness of the Company or another Subsidiary; and

          (x) Indebtedness of the Company not otherwise permitted to be incurred pursuant to this Section 4.09(b) in an aggregate amount not to exceed $5,000,000 at any one time outstanding and which amount shall reduce the amount permitted to be incurred under Section 4.09(b)(i) above."

          (e) Section 4.13 is hereby amended and modified to add "(a)" after the heading "Restricted Payments."

          (f) Section 4.13(b)(iii) is hereby amended and modified to read in its entirety as follows:

          "(iii) so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, retiring any Indebtedness of the Company subordinated in right of payment to the Senior

     Notes, the New Senior Notes, the Convertible Notes and, if issued, the New Convertible Notes, if any, in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), provided that such new Indebtedness (A) is subordinated in right of payment to the Senior Notes, the New Senior Notes, the Convertible Notes and, if issued, the New Convertible Notes, if any, at least to the same extent as, (B) has an Average Life at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired;"

          (g) Section 4.13(b)(iv) is hereby amended and modified to read in its entirety as follows:

          "(iv) so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, retiring any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebted ness of the Company or any Restricted Subsidiary of the Company that is permitted under Section 4.09 hereof and that (A) is not secured by any assets of the Company or any Restricted Subsidiary of the Company to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired, purchased, redeemed or acquired Indebtedness and (C) is subordinated in right of payment to the Senior Notes, the New Senior Notes, the Convertible Notes and, if issued, the New Convertible Notes or the Senior Note Guarantees, the New Senior Note Guarantees, the guarantees contained in the Convertible Note Indenture and any guarantees in the New Convertible Note Indenture, at least to the same extent as the retired Indebtedness;"

          (h) Section 4.13(b)(ix) is hereby amended and modified to read in its entirety as follows:

          "(ix) so long as no Default or Event of Default shall have occurred and be continuing, the Company may redeem Convertible Notes and/or, if issued, New Convertible Notes pursuant to the terms of the Convertible Note Indenture and/or the New Convertible Note Indenture, respectively, or repurchase Convertible Notes and/or, if issued, New Convertible Notes pursuant to a "Change of Control Offer" under the Convertible Note Indenture or the New Convertible Note Indenture, as applicable, a Convertible Note

     Asset Sale Offer or a New Convertible Note Asset Sale Offer or a repurchase offer upon a "Termination of Trading" of the Common Stock of the Company pursuant to the terms of the Convertible Note Indenture and/or the New Convertible Note Indenture, as applicable."

          (i) Section 4.14(a) is hereby amended and modified to read in its entirety as follows:

          "(a) any encumbrance or restriction existing (i) as of the Issue Date pursuant to this Indenture or the Convertible Note Indenture or the Existing Indebtedness, (ii) as of the date of original issuance of the New Senior Notes pursuant to the New Senior Note Indenture or (iii) as of the date or original issuance of the New Convertible Notes pursuant to the New Convertible Note Indenture;"

          (j) Section 4.16 is hereby amended to delete the "and" at the end of clause (vi) and insert the following clauses after clause (vii):

          "(viii) the issuance of approximately $30,000,000 of preferred stock to certain of the Company's existing stockholders concurrent with the offering of the New Senior Notes; and

          (ix) the provision of a $20 million term loan facility by certain of the Company's existing stockholders pursuant to the terms and conditions set forth in the Consent Agreement."

          (k) Section 4.22 is hereby amended and modified to read in its entirety as follows:

          "SECTION 4.22 Outside Director. The Company shall nominate and take all reasonable actions to cause to be elected two disinterested outside Directors to the Board of Directors of the Company who are not Directors on the Issue Date and who have experience in the telecommunications industry (the "Additional Outside Directors"), one of which shall be elected by December 31, 1997 and one of which shall be elected by March 31, 1998. At all times during the period commencing when each such Additional Outside Director is elected and ending on Maturity, in the event that a Outside Director (or any successor Additional Outside Director) is no longer serving as a Director, the Company shall, as promptly as practicable, nominate and take all reasonable actions to cause to be elected, a successor Additional Outside Director."

                                  ARTICLE 2.

                                 MISCELLANEOUS

          Section 1.021. Effect of this Supplement. This Supplement is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Senior Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.

          Section 1.022. Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplement. This Supplement is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee assumes no responsibility for the recitals contained herein, which shall be taken as statements of the Company, and makes no representation as to the validity or sufficiency of this Supplement.

          Section 1.023. GOVERNING LAW. THIS SUPPLEMENT AND THE SENIOR NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          Section 1.024. Counterparts. This Supplement may be executed in any number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 1.025. Severability. In case any provision in this Supplement, the Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.026. Titles and Headings. The titles and headings in this Supplement are solely for convenience of reference and will not be given any effect in the construction or interpretation of this Supplement.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        USN COMMUNICATIONS, INC.



                                        By
                                          -----------------------------
                                        Name:
                                        Title:


[Corporate Seal]

Attest

-----------------------------
-----------------------------
-----------------------------
-----------------------------
-----------------------------



                                        HARRIS TRUST AND SAVINGS BANK,
                                        as Trustee



                                        By
                                          -----------------------------
                                        Name:
                                        Title:



[Corporate Seal]

Attest

-----------------------------
-----------------------------
-----------------------------
-----------------------------
-----------------------------

STATE OF ILLINOIS  )
                   )  SS.:
COUNTY OF COOK     )


          On the ___ day of July, 1997, before me personally came _________ ______, to me known, who being by me duly sworn, did depose and say that he is
_______________________ of USN Communications, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                        --------------------------------
                                        Notary Public

                                        State of Illinois
                                        My commission expires

[Seal]

STATE OF ILLINOIS  )
                   )  SS.:
COUNTY OF COOK     )


          On the ___ day of July, 1997, before me personally came _______________, to me known, who being by me duly sworn, did depose and say that he is _______________________ of Harris Trust and Savings Bank, the Trustee described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                        ------------------------------
                                        Notary Public

                                        State of Illinois
                                        My commission expires


[Seal]